EXHIBIT C

                            STOCK PURCHASE AGREEMENT

                  THIS PURCHASE AGREEMENT (this "Agreement") is made as of the 12th day of November, 1998, by and between BASE TEN SYSTEMS, INC., a New Jersey corporation with its principal executive offices located at One Electronics Drive, Trenton, New Jersey 08619 (the "Company") and JESSE L. UPCHURCH, an individual with an address at c/o Andrew Garrett, Inc., 52 Vanderbilt Avenue, 20th Floor, New York, New York 10017 (the "Purchaser").

                  The parties hereto, intending to be legally bound, agree as follows:

                  1. AUTHORIZATION OF ISSUANCE.

                  The Company has authorized the issuance and sale of (i) an aggregate of up to $20,000,000 of its Class A Common Stock, par value $1.00 per share, (the "Common Stock") at a purchase price of $3.00 per share, and
(ii)50,000 Common Stock Purchase Warrants for each $1,000,000 of Common Stock purchased.

                  2. SALE AND PURCHASE.

                  Subject to the terms and conditions hereof, the Company hereby sells to the Purchaser, and the Purchaser hereby purchases from the Company, on the Closing Date, (i) up to 6,666,666 shares of Common Stock (the "Shares"), and
(ii) up to 1,000,000 Common Stock Purchase Warrants (the "Warrants"). The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares." The Shares, the Warrants and the Warrant Shares are referred to herein as the "Securities."

                  3. CLOSING.

                  The closing (the "Closing") of the purchase and sale of the Shares and the Warrants will take place within five (5) Business Days following the date the Company obtains Stockholder Approval or such other time and date as shall be mutually agreed upon by the Purchaser and the Company. Such time and date is herein called the "Closing Date." The closing shall occur at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey,07932, or at such other location as may be agreed to by the parties.

                  On the Closing Date the Company shall deliver to the Purchaser certificates representing the Shares (or evidence that the Company has instructed its transfer agent to issue the Shares) and the Warrants against delivery by the Purchaser to the Company of a certified or official bank check(s) or wire transfer(s) in an aggregate amount equal to the aggregate purchase price for the Shares, payable to the order of the Company in immediately available funds.

                  4. REPRESENTATIONS AND WARRANTIES BY THE COMPANY.

                  The Company represents and warrants that:

                  4.1 Organization and Existence, Authority, etc. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted; the Company has all requisite corporate power and authority to enter into this Agreement, to issue the Shares and the Warrants as contemplated herein and to carry out the provisions and conditions of this Agreement and of the Warrants. This Agreement and the Warrants have been duly executed and delivered by, and constitute the valid and binding obligations of, the Company, enforceable in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforce ability of creditors' rights generally and to the effect of general principals of equity which may limit the availability of remedies (whether in a proceeding at law or in equity). The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or ownership of its properties would so require, except where the failure to be so qualified would not have a material adverse effect on its business and financial condition, taken as a whole.

                  4.2 Litigation. Except as disclosed in the Company Commission Filings (as hereinafter defined), to the knowledge of the Company, there is no action, suit or proceeding pending, or threatened, against the Company before any court, administrative agency or arbitrator which could reasonably be expected to result in any material adverse change in the business, properties, condition (financial or otherwise) of the Company taken as a whole, or which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement.

                  4.3 Charter Documents. Neither the execution nor the delivery of this Agreement, the Shares or the Warrants, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will conflict with, or result in a breach of or creation of a lien under, the terms, conditions or provisions of, or constitute a default under, the charter or by-laws of the Company, as amended, copies of which have been provided to the Purchaser.

                  4.4 Authorized and Outstanding Capital Stock. At September 25,1998, the Company had authorized (i) 40,000,000 shares of Class A Common Stock, par value $1.00 per share, of which 10,477,221 shares were issued and outstanding, and (ii) 2,000,000 shares of Class B Common Stock, par value $1.00 per share, of which 77,236 shares were issued and outstanding, and (iii) 997,800.9375, shares of preferred stock. Of the preferred stock, 18,177.734375 shares have been designated as Series A Convertible Preferred Stock, par value $1.00 per share, all of which were issued and outstanding. All of such outstanding shares of Common Stock and preferred stock have been validly issued and are fully paid and non-assessable. The Company has authorized (i) the issuance and sale to the Purchaser of up to an aggregate of 6,666,666 shares of Common Stock, (ii) the issuance and sale to the Purchaser of up to 1,000,000 Warrants, and (iii) upon conversion of the Warrants, the Warrant Shares. The Shares and the Warrant Shares, when issued in accordance with the terms of this Agreement and the Warrants, will be validly issued, fully paid and non-assessable.

                  4.5 Broker's and Finder's Fees. The Company will pay all broker's and finder's fees incurred by the Company in connection with the sale of the Shares and the Warrants, as described on Schedule 4.5.

                  4.6 Commission Filings and Financial Statements. The Company has heretofore made available to the Purchaser true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments and supplements thereto) filed by the Company with the Commission since June 30, 1998 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments and supplements thereto, are sometimes collectively referred to as the "Company Commission Filings"). The Company Commission Filings constitute all of the documents (other than preliminary materials) that the Company was required to file with the Commission since such date. As of their respective dates, each of the Company Commission Filings complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations under each such Act, and none of the Company Commission Filings contained as of such date and untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission the financial statements included in the Company Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present in accordance with generally accepted accounting principles in all material respects the financial position of the Company as at the dates thereof and the results of its operations and its cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments and the absence of footnotes. Since June 30, 1998, except as disclosed in the Company Commission Filings filed with the Commission prior to the date hereof, the Company has not incurred any liability or obligation of any kind outside of the ordinary course of business, and no other event has occurred, which in the ordinary course of business, and no other event has occurred, which in any case or in the aggregate, would have a material adverse effect on the business, assets, results of operations or financial condition of the Company.

                  4.7 Tax Returns and Payments. The Company has filed all tax returns required by law to be filed by it and has paid all material taxes, assessments and other governmental charges levied upon the Company and any of its properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest or those that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established on the books of the Company in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Company in respect of Federal, state and foreign income taxes for all fiscal periods are adequate in the opinion of the Company, and the Company has not been notified of any material unpaid assessment for additional Federal, state or foreign income taxes for any period or any basis for any such assessment for which adequate provision has not been made in its accounts in accordance with generally accepted accounting principles.

                  4.8 Indebtedness. The Company Commission Filings correctly describe all material secured and unsecured Indebtedness of the Company outstanding, or for which the Company has commitments, on the date of this Agreement, and identify in all material respects the collateral securing any such secured Indebtedness. The Company is not in material default with respect to the payment of any material Indebtedness or with respect to any instrument or agreement relating thereto.

                  4.9 Title to Properties. The Company has good and sufficient title to its material properties and assets, including the properties and assets reflected in the financial statements as of and for the period ended June
30,1998 (except properties and assets disposed of since such date in the ordinary course of business and properties and assets held under Capital
Leases). The Company enjoys peaceful and undisturbed possession under all material leases necessary in any material respect for the operation of its material properties and assets, and all such leases are valid and subsisting and are in full force and effect.

                  4.10 Compliance with Other Instruments. The Company is not in violation of any term of its certificate or articles of incorporation or by-laws, and the Company is not in material violation of any material term of any material agreement or instrument to which it is a party or by which it is bound or any material term of any applicable law, ordinance, rule or regulation of any governmental authority or any material term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violation might have a materially adverse effect on the business, condition (financial or other), operations, assets or properties of the Company; the execution, delivery and performance of this Agreement and the Warrants, will not result in any material violation of or be in material conflict with or constitute a material default under any such term; and there is no such term which materially adversely affects the business, condition (financial or other), operations, assets, or properties of the Company, taken as a whole.

                  4.11 Governmental Consent. No material consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company or any of its Subsidiaries is required for the valid execution and delivery of this Agreement or the valid offer, issue, sale and delivery of the Shares and the Warrants pursuant to this Agreement, except where the failure to obtain such consent or make such filing would not have a material adverse effect on the business, operations or assets of the Company, and except for appropriate filings (i) with the NASDAQ National Market System of an additional listing application for the Shares and the Warrant Shares, and (ii) with such state securities commissions in respect of "blue sky" laws as may be appropriate.

                  4.12 Use of Proceeds. The Company will apply the net proceeds of the sale of the Shares as follows: (i) up to $5,000,000 will be utilized for a stock buy-back program of up to 1,000,000 shares of Common Stock, (ii) up to$2,000,000 will be applied to possible acquisitions, and (iii) the balance of the net proceeds will be applied to the Company's continued development of BASE 10(TM)MX and BASE10(TM)CS and for general corporate purposes.

                  4.13 Solvency. On the Closing Date and after giving effect to the application of the proceeds of the Shares as specified in Section 4.12, the Company will be Solvent.

                  4.14 Disclosure. To the best of the Company's knowledge, there is no fact (other than matters of a general economic or political nature which does not affect the Company uniquely) known to the Company which materially adversely affects the business, condition (financial or other), operations, assets or properties of the Company which has not been set forth either in the Company Commission Filings or in this Agreement or in the other documents, certificates and instruments delivered to the Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated by this Agreement.

                  5. REPRESENTATIONS OF THE PURCHASER.

                  5.1 Representations. (a) The Purchaser hereby represents that the Purchaser is capable of evaluating the risk of its investment in the Shares and is able to bear the economic risk of such investment, that it is purchasing the Shares for its own account and that the Shares are being purchased by the Purchaser for investment and not with a view to any resale or distribution thereof. If the Purchaser should in the future decide to dispose of the Shares (which it does not now contemplate), it is understood that the Purchaser may do so only in complete compliance with the Securities Act and any applicable state Blue Sky or securities laws.

                  (b) The Purchaser hereby represents that the Purchaser is an "accredited investor" within the meaning of Regulation D of the General Rules and Regulations promulgated under the Securities Act ("Regulation D"). In connection therewith, the Purchaser represents and warrants to the Company that the Purchaser meets either of the following standards for determination of "accredited investor" status of Regulation D set forth below:

                  1. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; or

                  2. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

                  (c) The Purchaser hereby represents that the Purchaser (i) has received and carefully reviewed the Company Commission Filings, and (ii) has had the opportunity to ask questions and receive answers from the Company concerning the Company Commission Filings and the terms and conditions of the offering of the Shares and to obtain any documents relating to the Company which are publicly available and any additional information or documents relating to the Company which the Company possesses or can acquire without unreasonable effort or expense.

                  (d) The Purchaser acknowledges that the Purchaser is aware of the risks inherent in an investment in the Company and specifically the risks of an investment in the Shares, and that the Purchaser is capable of bearing a complete loss of such investment.

                  (e) The Purchaser hereby represents that the execution, delivery and performance by it of this Agreement and the purchase by it of the Shares does not violate any material term of any law, rule, regulation, court order, judgment or contractual or other obligation applicable to the Purchaser, the consequences of which violation might have a materially adverse effect on the business, condition (financial or other), operations, assets or properties of such Purchaser.

                  (f) The Purchaser's Schedule 13D and Forms 3, 4 and 5 filings with the Commission for the periods since June 30, 1998 are all accurate and complete and have been timely filed with the Commission.

                  (g) As of September 30, 1998, the Purchaser owns approximately 22.5% of the voting power of the Company, whether directly, indirectly or beneficially.

                  6. CONDITIONS TO OBLIGATIONS. The Purchaser's obligation to purchase the Shares hereunder is subject to satisfaction of the following conditions at the Closing:

                  6.1 Stockholder Approval. The Company shall have obtained Stockholder Approval.

                  6.2 Accuracy of Representations and Warranties. The representations and warranties of the Company herein or in any certificate or document delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  6.3 Performance. The Company shall have performed and complied, in each case in all material respects, with all material agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

                  6.4 Officers' Certificate. The Purchaser shall have received a certificate dated the Closing Date and signed by the President, a Vice President or Chairman or Vice Chairman of the Company and by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Company, to the effect that the conditions of Sections 6.1, 6.2 and 6.3 hereof have been satisfied.

                  6.5  Proceedings.  All  corporate  and  other  proceedings  in connection  with  the  transactions  contemplated  by  this  Agreement  and  all documents incident thereto shall be in form and substance reasonably satisfactory to the Purchaser, and the Purchaser's counsel, who shall have received all such originals or certified or other copies of such documents as they may reasonably request.

                  6.6 No Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced and still be pending, and no investigation by any governmental or regulatory authority shall have been commenced and still be pending, against the Company seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions.

                  6.7 Purchase Permitted by Applicable Laws. The offering, issuance, purchase and sale of, and payment for, the Shares to be purchased by the Purchaser on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Shares by the Company) shall not violate any law or governmental regulation applicable to the Purchaser.

                  6.8 Compliance with Securities Laws. The offering and sale of the Shares at or prior to the Closing under this Agreement shall have compiled in all material respects with all applicable requirements of federal and state securities laws.

                  7. LEGENDS. The Company may endorse on all certificates evidencing Shares and Warrants Shares (issued upon conversion of the Warrants) a legend restricting their transfer that shall read as follows: "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE ACT OR AN OPINION, IF REQUESTED, OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT"; provided, that if an opinion of satisfactory counsel which opinion shall be reasonably satisfactory to counsel for the Company concludes that the legend is no longer necessary, the Company will deliver upon transfer or exchange Share or Warrant Share certificates without such legends.

                  8. REGISTRATION RIGHTS.

                  8.1 Mandatory Registration. As soon as practical after the Closing Date, the Company will file a Registration Statement on Form S-3 (if such form is then available for use by the Company, or if such form is not then available for use by the Company, another form that is available to the Company) permitting the registration of the Shares and the Warrant Shares for resale by the Purchaser in the manner or manners reasonably designated by the Purchaser (including, without limitation, one or more underwritten offerings). The Company shall use its best efforts to cause such registration statement to be declared effective pursuant to the Securities Act as promptly as possible following the filing thereof, and subject to applicable rules and orders, to keep such registration statement continuously effective under the Securities Act until the earlier of (i) the date on which all of the Shares and Warrant Shares have been sold, or (ii) the date on which the Shares and Warrant Shares (in the opinion of the Purchaser's counsel) may be immediately sold without registration pursuant to Rule 144 under the Securities Act (the "Registration Period").

                  8.2 "Piggyback Registration Rights." At any time prior to expiration of the Registration Period in the event a Registration Statement permitting the registration of the Shares and the Warrant Shares for resale by the Purchaser is not in effect, the Company shall, at least thirty (30) days prior to the filing of any registration statement under the Securities Act (other than a registration statement on Form S-8 or Form S-4 or any successor forms) relating to the public offering of its Common Stock by the Company or any of its security holders, give written notice of such proposed filing and of the proposed date thereof to the Purchaser, and if, on or before the twentieth
(20th) day following the date on which such notice is given, the Company shall receive a written request from the Purchaser requesting that the Company include among the securities covered by such registration statement some or all of the Shares or the Warrant Shares held by or to be held after conversion by the Purchaser, the Company shall include such Shares or Warrant Shares in such registration statement, if filed, so as to permit such Shares or Warrant Shares to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request.

                  8.3 Terms and Conditions of Registration. Except as otherwise provided herein, in connection with any registration statement filed pursuant to Sections8.1 or 8.2 herein, the following provisions shall apply:

                             (i) If such  registration  statement shall be filed
pursuant to Section 8.2 hereof and if the managing underwriter advises the Company in writing that the inclusion in such registration of some or all of the Shares or Warrant Shares sought to be registered by the Purchaser creates a substantial risk that the proceeds or price per share that will be derived from such registration will be reduced or that the number of shares to be registered at the insistence of the Purchaser, plus the number of shares of Common Stock sought to be registered by the Company and any other stockholders of the Company is too large a number to be reasonably sold, then, in such event, the number of shares sought to be registered for the stockholders of the Company shall be reduced, pro rata in proportion to the number of shares sought to be registered to the number of shares recommended be sold by the managing underwriter.

                             (ii) If  requested by the  Purchaser in  connection
with a registration statement filed pursuant to Section 8.1, the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, the Purchaser and the underwriters, and to contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in such agreements used by the managing underwriter, including, without limitation, restrictions of sales of Common Stock or other securities by the Company as may be reasonably agreed to between the Company and such underwriters, and indemnities and rights to contributions to the effect and to the extent provided in Sections 9.1 and 9.2 hereof. The Purchaser shall be a party to any underwriting agreement relating to an underwritten sale of the Shares or Warrant Shares and may, at the Purchaser's option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters, shall also be made to and for the benefit of the Purchaser. All representations and warranties of the Purchaser shall be made to or for the benefit of the Company.

                             (iii) The Company  shall  provide a transfer  agent
and registrar (which may be the same entity) for the Shares and the Warrant Shares, not later than the effective date of such registration.

                             (iv)   All   expenses   in   connection   with  the
preparation  and filing of a registration  statement  filed pursuant to Sections
8.1 or 8.2shall be borne solely by the Company, except for any transfer taxes payable with respect to the disposition of such Shares and Warrant Shares, and any underwriting discounts and selling commissions applicable solely to such sales of Shares and Warrant Shares, which shall be paid by the Purchaser.

                             (v) The Company shall use its best efforts to cause
all of the Shares and Warrant Shares covered by such registration statement to be quoted on the NASDAQ National Market System if the quoting or listing of such registered shares is permitted by such exchange.

                             (vi)   Following   the   effective   date  of  such
registration statement, the Company shall, upon the request of the Purchaser, forthwith supply such number of prospectuses (including exhibits thereof and preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act and such other documents as are referred to in the prospectus as shall be reasonably requested by the Purchaser to permit the Purchaser to make a public distribution of the Shares and Warrant Shares.


                             (vii) The Company shall prepare, if necessary,  and
file such amendments and supplements to such registration statement filed pursuant to Sections 8.1 and 8.2 hereof, as may be necessary to keep such registration statement effective, subject to applicable laws, rules and orders, during the Registration Period.

                             (viii) The Purchaser may select the  underwriter or
underwriters (which shall be of nationally recognized standing), if any, who are to undertake any offering and distribution of the Shares and Warrant Shares to be included in a registration statement filed under the provisions of Subsection8.2 hereof, subject to the Company's prior approval of the underwriter, which approval shall not be unreasonably withheld.

                             (ix) The  Company  shall  use its best  efforts  to
register the Shares and the Warrant Shares covered by any such registration statements filed pursuant to Section 8.2 under such securities or Blue Sky laws in addition to those in which the Company would otherwise sell shares, as the Purchaser reasonably request, except that neither the Company nor the Purchaser shall for any such purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified. The fees and expenses incurred in connection with such registration shall be borne by the Company.

                             (x) The Purchaser  shall  cooperate  fully with the
Company and provide the Company with all information reasonably requested by the Company for inclusion in the registration statement or as necessary to comply with the Securities Act. The Company shall cooperate fully with any underwriters selected by the Purchaser and counsel to such underwriters, and shall provide reasonable and customary access to the Company's books and records (upon receipt from such underwriters of customary confidentiality agreements) in order to facilitate such underwriters' review and examination of the Company in connection with such underwriting.

                             (xi) The Company shall notify the Purchaser, at any
time after effectiveness when a prospectus relating thereto is required to be delivered under the Securities Act within the period mentioned in subdivision
(vii) of this Section 8.3, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, the Purchaser shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it), and at the request of the Purchaser prepare and furnish the Purchaser promptly a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances than existing.

                             (xii) The Company shall furnish to the Purchaser at
the time of the disposition of the Shares and the Warrant Shares, a signed copy of an opinion of the Company's regular in-house or outside general counsel, or other counsel of the Company's selection reasonably acceptable to, and which opinion shall be reasonably satisfactory in form and substance to, the Purchaser to the effect that: (a) a registration statement covering such Shares and Warrant Shares has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, (b) said registration statement and prospectus contained therein comply as to form in all material respects with the requirements of the Securities Act, and nothing has come to such counsel's attention (after due inquiry) which would cause such counsel to believe that either said registration statement or such prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of such prospectus, in light of the circumstances under which they were made) not misleading, (c) after due inquiry such counsel knows of no legal or governmental proceedings required to be described in such registration statement or prospectus which are not described as required, or of any contracts or documents of a character required to be described in such registration statement or such prospectus to be filed as an exhibit to such registration statement or to be incorporated by reference therein which are not described and filed as required and (d) to such counsel's knowledge, no stop order has been issued by the Commission suspending the effectiveness of such registration statement; it being understood that such opinion may contain such qualifications and assumptions as are customary in the rendering of similar opinions, and that such counsel may rely, as to all factual matters treated therein, on certificates of the Company (copies of which shall be delivered to the Holders).

                             (xiii)  The  Company  will use its best  efforts to
comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act, to the extent it shall be required to do so pursuant to such sections, and at all times while so required shall use its best efforts to comply with all other public information reporting requirements of the Commission of Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any of the Company's Common Stock held by the Purchaser. The Company will also cooperate with the Purchaser in supplying such information and documentation as may be necessary for the Purchaser to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Company Common Stock held by the Purchaser.

                  9.   INDEMNIFICATION AND CONTRIBUTION; SURVIVAL.

                       9.1    Indemnification.

                              (i) In the event of the registration of any shares
or Warrant Shares under the Securities Act pursuant to the provisions of Sections 8.1 or 8.2, the Company agrees to indemnify and hold harmless the Purchaser, each underwriter, broker or dealer, if any, and their directors, officers and employees, of such Shares or Warrant Shares, and each other person, if any, who controls Purchaser, such underwriter, broker or dealer within the meaning of the Securities Act, from and against any and all losses, claims, damages for liabilities (or actions in respect thereof), joint or several, to which the Purchaser (and as applicable) its directors, officers or employees, or such underwriter, broker or dealer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities for actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares or Warrant Shares, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration and will reimburse the Purchaser, each such underwriter, broker or dealer and controlling person, and their directors, officers or employees, for any legal or other expenses reasonably incurred by the Purchaser or such underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and inconformity with written information furnished to the Company by the Purchaser and as applicable, such Purchaser's directors, officers or employees, or such underwriter, broker, dealer or controlling person for use in the preparation thereof. Such indemnity shall remain in full effect irrespective of any investigation by any person indemnified above.

                              (ii)  In  the  event  of the  registration  of any
Shares or Warrant Shares of the Purchaser under the Securities Act for sale pursuant to the provisions of this Agreement, the Purchaser agrees to indemnify and hold harmless the Company, its directors, officers and employees, from and against any losses, claims, damages or liabilities, joint or several, to which the Company, its directors, officers or employees, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares or Warrant Shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares or Warrant Shares, or any amendment or supplement thereof, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by the Purchaser for use in the preparation thereof. Such indemnity shall remain in full effect irrespective of any investigation by any person indemnified above.

                              (iii) Promptly after receipt by a person  entitled
to indemnification under this Section 9.1 (for purposes of this Section 9.1, an "Indemnified Party") of notice of the commencement of any action or claim relating to any registration statement filed under Sections 8.1 or 8.2 or as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (for purposes of this Section 9.1, an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the failure to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than pursuant to the provisions of this Section 9.1 and shall also not relieve the Indemnifying Party of its obligations under this Section 9.1, except to the extent that the Indemnified Party is damaged solely as a result of the failure to give timely notice. In case any such action is brought against an Indemnified Party, and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense with counsel satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying Party and no Indemnified Party shall enter into any settlement agreement which would impose any liability on such other party or parties without the prior written consent of such other party or parties.

                        9.2 Contribution. If the indemnification provided for in
Section 9.1 hereof is unavailable to the Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Purchaser on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser on the one hand and the underwriters on the other from the offering of the Shares and the Warrant Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Purchaser on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Purchaser on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Purchaser in connection with such statements or omissions, as well as any other relevant equitable considerations.


                        In no event shall the obligation of any Indemnifying Party to contribute under this Section 9.2 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 9.1 hereof had been available under the circumstances.

                        The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9.2, neither the Purchaser nor the underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of a Purchaser, the net proceeds received by the Purchaser from the sale of Shares or the Warrant Shares or (ii) in the case of an underwriter, the total price at which the Shares purchased by it and distributed to the public were offered to the public exceeds, in any case, the amount of any damages that the Purchaser or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                        9.3 Survival. The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Shares and the Warrant Shares.


                        10.   AMENDMENT  AND  WAIVER.

                        No waiver, amendment, modification or supplement of this Agreement will be binding upon the Company or the Purchaser unless such waiver, amendment, modification or supplement is set forth in writing and is executed by such party.

                        11. NOTICES.

                        All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered by courier or mailed express mail or transmitted by telex, facsimile, or other means of electronic transmission:

                        (a) if to the Purchaser, at such Purchaser's address as set forth in the preamble, or at such other address as may have been furnished to the Company by the Purchaser in writing; or

                        (b) if to the Company, at One Electronic Drive, Trenton, New Jersey 08619; Attention: Thomas E. Gardner, Chairman, Chief Executive Officer and President, or at such other address as may have been furnished to the Purchaser in writing by the Company.

                        12. ENTIRE AGREEMENT.

                        This Agreement and the Warrants embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                        13. SUCCESSORS AND ASSIGNS.

                        All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                        14. HEADINGS.

                        The headings of the articles and sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

                        15. GOVERNING LAW.

                        This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New Jersey, without giving effect to its conflict of laws rules.

                        16.  COUNTERPARTS.

                        This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures shall be deemed acceptable and binding.

                        17. SEVERABILITY.

                        Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                        18. DEFINITIONS.

                        The following terms, when used in this Agreement, shall have the following meanings:

                        "Affiliate" shall mean any person that controls, is controlled by or is under common control with the person in question. For purposes hereof, "control" and the correlative definitions "controlled by" and "under common control with" shall mean the power and ability to direct the management and affairs of the person in question, whether through the ownership of voting securities, by contract or otherwise.

                        "Agreement"  has the meaning set forth in the  preamble.

                        "beneficial owner" has the meaning set forth in Rule 13d-3 promulgated by the Commission under the Exchange Act.

                        "Board" or "Board of Directors" means, with respect to any person which is a corporation, a joint stock company or a business trust, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

                        "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of New Jersey are legally authorized to close.

                        "Capital Lease" shall mean a lease of property which is capitalized on the financial statements of the lessee in accordance with generally accepted accounting principles.

                        "Closing" has the meaning set forth in Article 3.

                        "Closing  Date" has the  meaning set forth in Article 3.

                        "Commission"   means   the   Securities   and   Exchange
Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

                        "Company" means Base Ten Systems, Inc., a New Jersey corporation, and its successors and assigns, including any successor corporation by merger formed for the purpose of reincorporating the Company in the State of Delaware.

                        "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement, means the aggregate for the Company and its Subsidiaries of the amounts signified by such term, with intercompany items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital of any such person, other than the parent of such group.

                        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                        "generally accepted accounting principles" means, unless otherwise stated, generally accepted accounting principles in effect from time to time.

                        "Indebtedness" of any person means and includes, without duplication, as of any date as of which the amount thereof is to be determined,
(i) all obligations of such person to repay money borrowed (including, without limitation, all debentures payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures or other similar instruments and all obligations upon which interest charges are customarily paid), (ii) the value of all Capital Leases (as such term is defined in accordance with generally accepted accounting principles in effect on the date of this Agreement) in respect of which such person is liable as lessee or as the guarantor of the lessee, (iii) the principal amount of all monetary obligations which are secured by any lien or security interest existing on property owned by such person whether or not the obligations secured thereby shall have been assumed by such person, (iv) all guaranties of the Indebtedness of any other person and (v) all amounts from time to time owing to trade creditors arising in the ordinary course of such person's business.

                        "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                        "Purchaser"  has the meaning set forth in the  preamble.


                        "Securities Act" means the Securities Act of 1933, as amended.

                        "Share" or "Shares" has the meaning set forth in Article 1.

                        "Solvent" shall mean when used with respect to any person that as of the date as to which the person's solvency is to be measured:


                        (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with applicable law) as they become absolute and matured;

                        (b)   it has sufficient capital to conduct its business;
                              and

                        (c)   it is able  to  meet  its  debts  as they  mature.

                        "Stockholder Approval" means such approvals of the Company's stockholders as may be required to issue the Shares and the Warrants.

                        "Subsidiary" means any corporation organized under the laws of the United States or of any state or of the District of Columbia or any foreign jurisdiction of which (other than directors' qualifying shares required by law) at least a majority of the shares of each class of the capital stock entitled to vote at the time as of which any determination is being made, is owned, beneficially and of record, by the Company or one or more of its Subsidiaries, or both.

                        IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement of the date first written above.

                                        BASE TEN SYSTEMS, INC.

                                             /S/ THOMAS E. GARDNER
                                        By:  -----------------------------------
                                             Name:   Thomas  E.  Gardner
                                             Title:  Chairman  & CEO

                                        /s/ JESSE L. UPCHURCH
                                        ----------------------------------------
                                        JESSE L. UPCHURCH

                                  Schedule 4.5
                            Brokers and Finders Fees

         Andrew Garrett, Inc. will receive commissions equal to 6% of the aggregate purchase price. Andrew Garrett, Inc., and/or its assignees and/or designees, will receive warrants to purchase 12,500 shares of Class A Common Stock for each $1 million of Class A Common Stock purchased.

                           FORM OF WARRANT CERTIFICATE

No.                                        Warrant to Purchase __________ Shares
                                           of Class A Common Stock

                             BASE TEN SYSTEMS, INC.
                     Class A Common Stock Purchase Warrant

                                     [DATE]

                        NEITHER THIS WARRANT NOR THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR BASE TEN SYSTEMS, INC. RECEIVES AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO BASE TEN SYSTEMS, INC. AND ITS COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

                        THIS CERTIFIES THAT _____________ (hereinafter sometimes called the "Holder") is entitled to purchase from BASE TEN SYSTEMS, INC., a New Jersey corporation (the "Company"), at the price and during the period herein after specified, up to ___________ shares (the "Warrant Shares") of the Company's Class A Common Stock, $1.00 par value (the "Common Stock").

                        This Warrant is subject to adjustment in accordance with Paragraph 9 hereof.

                        1.    a.   Exerciseability.

                                   The rights  represented by this Warrant shall
be exercisable for a period of seven (7) years commencing on the date of grant (the "Exercise Period"). After expiration of the Exercise Period the Holder shall have no right to purchase any shares of Common Stock underlying the Warrant and the Warrant shall terminate.

                              b.   Exercise Price.

                                   The rights  represented by this Warrant shall
be exercisable at a purchase price of $3.00 per share (the "Exercise Price"), subject to adjustment in accordance with Paragraph 8.

                        2. The rights represented by this Warrant may be exercised at any time within the Exercise Period above specified, in whole or in part, by (i) the surrender of this Warrant (with the exercise form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii )payment to the Company of the Exercise Price then in effect for the number of shares of Common Stock specified in the above-mentioned exercise form together with applicable stock transfer taxes, if any. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, on the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such shares of Common Stock so purchased shall be delivered to such person or persons within a reasonable time, not exceeding thirty (30) days, after this Warrant shall have been exercised.

                        3. Holder understands that, except as set forth in Paragraph 6 hereof, neither the Warrant nor the underlying Warrant Shares will be registered under the Securities Act and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or the transaction is exempt from registration. The certificate or certificates representing any Warrant Shares shall bear the following restrictive legend:


                                    "THESE  SECURITIES  HAVE NOT BEEN REGISTERED
                                    UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                                    (THE "SECURITIES ACT"), AND MAY NOT BE SOLD,
                                    TRANSFERRED,    PLEDGED,   HYPOTHECATED   OR
                                    OTHERWISE  DISPOSED OF IN THE ABSENCE OF (i)
                                    AN EFFECTIVE  REGISTRATION  STATEMENT  UNDER
                                    THE  SECURITIES  ACT;  OR (ii) TO THE EXTENT
                                    APPLICABLE,  PURSUANT  TO RULE 144 UNDER THE
                                    SECURITIES  ACT (OR  SIMILAR  RULE UNDER THE
                                    SECURITIES  ACT RELATING TO THE  DISPOSITION
                                    OF  SECURITIES),  OR  (iii)  AN  OPINION  OF
                                    COUNSEL, IN FORM AND SUBSTANCE  SATISFACTORY
                                    TO THE  COMPANY  AND  ITS  COUNSEL,  THAT AN
                                    EXEMPTION   FROM   REGISTRATION   UNDER  THE
                                    SECURITIES ACT IS AVAILABLE."

                        4. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

                        5. The Warrant shall not entitle the Holder to any rights, including, without limitation, voting rights, as a stockholder of the Company.

                        6. This Warrant and all rights hereunder shall not be transferred, sold, assigned or hypothecated at any time without the prior written consent of the Company. This Warrant and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and the irrespective successors, approved assigns and approved transferees.

                        7. If, at any time during the Exercise Period, there shall be any capital reorganization, reclassification of Common Stock (other than a change in par value or from par value to no par value or from no par value to par value as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Company with or into another corporation or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other corporation or person, the unexercised portion of this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Company, or of the corporation resulting from such consolidation or surviving such merger, to which the Holder would have been entitled if the Holder had held shares of Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. The provisions of this Paragraph 7 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

                        8. The Exercise Price and Exercise Period in effect at anytime and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

                                   a.  If,  at  any  time  during  the  Exercise
Period, the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the effective date or record date, as the case may be, for such sale, dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be appropriately adjusted by the Company.

                                   b.  Whenever the Exercise  Price payable upon
exercise of this Warrant is adjusted pursuant to Paragraph 8(a) above, the number of Warrant Shares shall be appropriately and equally adjusted by the Company at the same time.

                                   c.  Notwithstanding  any  adjustment  in  the
Exercise Price or the number or kind of shares of Common Stock purchasable upon the exercise of this Warrant, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares of Common Stock as are initially issuable pursuant to this Warrant.

                                   d.   The   Company    may,   but   under   no
circumstances is obligated to, modify the terms of this Warrant to extend the Exercise Period, or to lower the Exercise Price, at any time prior to the expiration of this Warrant.

                        9. This Agreement shall be governed by and in accordance with the laws of the State of New Jersey.

                        IN WITNESS WHEREOF, BASE TEN SYSTEMS, INC. has caused this Warrant to be signed by its duly authorized officer as of the date set
forth    on   the    first    page    hereof.

                                        BASE TEN SYSTEMS, INC.

                                        By:_____________________________________
                                             Name:
                                             Title:

                             BASE TEN SYSTEMS, INC.
                                 PURCHASE FORM

         The undersigned hereby irrevocably elects to exercise the rights of purchase represented by the within Warrant for, and to purchase thereunder_________ shares of Class A Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:

-------------------------------------------------------------------------------
            (Please Print Name, Address and Social Security Number)
--------------------------------------------------------------------------------
and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

Dated:  ________________,  19____
Name of Holder or Permitted Assignee (Please Print):_________________________ Address:________________________________________________________________________
Signature:______________________________________________________________________

Signature Guaranteed:

Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned in accordance with the terms of the Warrant.

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrant)

      FOR VALUE RECEIVED,  the undersigned  hereby sells,  assigns and transfers unto
--------------------------------------------------------------------------------
            (Please Print Name, Address and Social Security Number)
--------------------------------------------------------------------------------
the within Warrant, hereby irrevocably constituting and appointing ___________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: ______________, 19____               ____________________________________
                                               Signature  of  Registered  Holder

Signature Guaranteed:

Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.